UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 25, 2017 (January 19, 2017)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Director.

On January 19, 2017, Mr. Alun Cathcart notified the Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company”) that he will retire from the Board, effective at the close of business on February 28, 2017. Mr. Cathcart’s retirement marks the culmination of a career that spanned more than thirty-seven years in the car rental industry. Mr. Cathcart joined Avis Europe Plc in 1980 and during his tenure, served as Chief Executive and later as Chairman of the Board until the Company acquired Avis Europe in 2011, at which time Mr. Cathcart became a director of the Company. The Company and the Board are grateful to Mr. Cathcart for his exemplary service.

The Board approved a reduction to the size of the Board from thirteen to twelve directors, effective immediately following the effectiveness of Mr. Cathcart’s retirement, pursuant to the Company’s Amended and Restated By-Laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: January 25, 2017